Exhibit 99.1

Capital Markets Day Play to Win December 10, 2019 SANOFI

Forward looking statements This presentation contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts. These statements include projections and estimates and their underlying assumptions, statements regarding plans, objectives, intentions and expectations with respect to future financial results, events, operations, services, product development and potential, and statements regarding future performance. Forward-looking statements are generally identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates”, “plans” and similar expressions. Although Sanofi’s management believes that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond the control of Sanofi, that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include among other things, the uncertainties inherent in research and development, future clinical data and analysis, including post marketing, decisions by regulatory authorities, such as the FDA or the EMA, regarding whether and when to approve any drug, device or biological application that may be filed for any such product candidates as well as their decisions regarding labelling and other matters that could affect the availability or commercial potential of such product candidates, the absence of guarantee that the product candidates if approved will be commercially successful, the future approval and commercial success of therapeutnc alternatives, Sanofi’s ability to benefit from external growth opportunities, to complete related transactions and/or obtain regulatory clearances, risks associated with intellectual property and any related pending or future litigation and the ultimate outcome of such litigation, trends in exchange rates and prevailing interest rates, volatile economic conditions, the impact of cost containment initiatives and subsequent changes thereto, the average number of shares outstanding as well as those discussed or identified in the public filings with the SEC and the AMF made by Sanofi, including those listed under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in Sanofi’s annual report on Form 20-F for the year ended December 31 , 2018. Other than as required by applicable law, Sanofi does not undertake any obligation to update or revise any forward-looking information or statements. 2

Additional information The tender offer for the outstanding shares of Synthorx common stock (“Synthorx”) referenced in this communication has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Synthorx, nor is it a substitute for the tender offer materials that Sanofi and its acquisition subsidiary will file with the U.S. Securities and Exchange Commission (the “SEC”) upon commencement of the tender offer. At the time the tender offer is commenced, Sanofi and its acquisition subsidiary will file tender offer materials on Schedule TO, and thereafter Synthorx will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION. HOLDERS OF SHARES OF Synthorx ARE URGED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE (AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT Synthorx STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of shares of Synthorx at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s web site at www.sec.gov. Additional copies may be obtained for free by contacting Sanofi at ir@sanofi.com or on Sanofi’s website at https://en.sanofi.com/investors. 3

Synthorx acquisition(1) perfectly aligned with R&D strategy Clinical stage biotechnology company Founded in 2014, headquartered in San Diego, CA Listed on NASDAQ under ticker symbol THOR since December 2018 THOR-707 “not-alpha” I L-2 Synthorin for solid tumors in Phase 1/2 Pre-clinical anti-tumor activity alone and in combination with anti-PD-1 Very promising profile due to improved pharmacology and dosing Aims at optimizing therapeutics in oncology and autoimmune disorders Adds new DNA base pair, enabling incorporation of novel amino acids Designed to create optimized biologics referred to as Sythorins (1) Subject to regulatory approval and other customary closing conditions

Synthorx promising assets synergistic with Sanofi pipeline Lead asset THOR-707, very promising IL-2 Platform of Synthorins in oncology and immunology First-ever Expanded Genetic Alphabet platform IL-2 potential foundation of 10-10 combinations (i.e. PD-1, CD-38) Advancing preclinical IL-15 and IL-1 0 Synthorins Significant synergies with Sanofi R&D novel platforms (i.e. drug conjugates, protein fusions, multi-specific biologics, and nanobody® technology) 10: lmmuno-Oncology

Synthorx acquisition(1) bringing significant value creation potential Acquisition Synthorx shareholders to receive $68 per share in cash Price Values Synthorx at approximately $2.5 billion on a fully diluted basis 2 Expected to be slightly dilutive to Business EPS in 2020 and 2021 ( ) IRR expected to be welll in excess of cost of capital over time Transaction unanimously approved by the Boards of both companies Expected to close by the end of 01 2020(1) IRR: Internal rate of return (1) Subject to regulatory approvals and other customary closing conditions (2) In 9M 2019, Synthorx reported R&D expense of $30.2m and a net loss of $35.4m 80